UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 8, 2014

Multi-Color Corporation

(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Ohio	0-16148	31-1125853
(STATE OR OTHER JURISDICTION	(COMMISSION	(IRS EMPLOYER
OF INCORPORATION)	FILE NUMBER)	IDENTIFICATION NO.)

4053 Clough Woods Dr. Batavia, Ohio	45103
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)	(ZIP CODE)

Registrant’s telephone number, including area code 513/381-1480

(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective December 8, 2014, Multi-Color Corporation (the “Company”) appointed Tim Lutz, age 44, as Chief Accounting Officer (CAO). In this capacity, Mr. Lutz will act as the Company’s principal accounting officer. He is an experienced corporate finance executive with more than 20 years of experience leading certain organizations. For the last two years, Mr. Lutz has provided independent financial and accounting consulting services to various corporations, including the Company. Prior to that, Mr. Lutz held positions including the Chief Financial Officer of Xavient Information Systems Inc., the Vice President – Finance of Convergys Corporation (“Convergys”) and the Vice President – Internal Audit and Chief Compliance Officer of Convergys.

The terms of Mr. Lutz’s employment letter include the following:

•	An annual base salary of $245,000;

•	Eligibility to participate in the Company’s annual management incentive compensation program, with a bonus target of 30% of annual base salary and a bonus range between 15% and 45% of annual base salary;

•	Eligibility to receive stock option grants during the annual award period at the discretion of the Compensation Committee of the Board of Directors;

•	Eligibility to participate in the Company’s 401(k) Plan;

•	Eligibility to participate in the Company’s healthcare programs and life and disability insurance programs; and

•	A monthly automobile allowance.

Mr. Lutz’s employment may be terminated at-will, by the Company or Mr. Lutz, with or without notice, for any reason. Mr. Lutz’s continued employment is also contingent upon adherence to a Confidentiality/Non-compete/Non-solicitation Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MULTI-COLOR CORPORATION

Date: December 12, 2014	By:	/s/ Sharon E. Birkett
Name: Sharon E. Birkett
Title: Vice President, Chief Financial Officer, Secretary